Exhibit 99.1

NEWS RELEASE for June 15, 2006 at 7:30 AM EDT

Contact:	Allen & Caron Inc	World Fuel Services Corporation
	Michael Mason (Investors)	Francis X Shea
	michaelm@allencaron.com	fshea@wfscorp.com
	(212) 691-8087	(305) 428-8000

WORLD FUEL SERVICES CORPORATION ANNOUNCES DEPARTURE OF

CHIEF FINANCIAL OFFICER AND APPOINTMENT OF CHIEF ACCOUNTING OFFICER

MIAMI (June 15, 2006) … World Fuel Services Corporation (NYSE:INT) today announced that its Chief Financial Officer, Robert S. Tocci, has resigned from the company to pursue other interests. Under the terms of Mr. Tocci’s separation agreement, he will remain available to the company to assist with the transition.

“Over the years, Bob has served the company in various roles, including CFO and president of our marine segment,” said Paul H. Stebbins, Chairman and Chief Executive Officer. “We are grateful for his contribution to the growth and success of World Fuel, and we wish Bob well in his future endeavors.”

World Fuel will begin the search for a successor immediately. Francis X. Shea, World Fuel’s Chief Risk and Administrative Officer, will serve as Interim Chief Financial Officer until Mr. Tocci’s replacement has been identified. Prior to serving as Chief Risk and Administrative Officer, Mr. Shea served as the World Fuel’s Chief Financial Officer from July 2002 until January 2005.

World Fuel also announced today that it has promoted Paul M. Nobel to the position of Senior Vice President and Chief Accounting Officer. Mr. Nobel has served as World Fuel’s Senior Vice President – Corporate Finance since July 2005. In this capacity, he was responsible for overseeing the company’s financial reporting and corporate accounting, as well as other finance related matters. Prior to joining World Fuel, Mr. Nobel was with Mayor’s Jewelers, Inc., a publicly held luxury jeweler, from 2003 to July 2005 as Vice President of Finance. From 1993 to 2003, Mr. Nobel was with Deloitte & Touche LLP serving in various capacities, most recently Senior Manager, Assurance and Advisory Services.

“Given Frank’s prior experience as CFO and Paul’s extensive background in the areas of accounting and financial reporting, we expect a smooth transition,” Stebbins added.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services Corporation is a global leader in the marketing and sale of marine, aviation and land fuel products and related services. World Fuel Services provides fuel and related services at more than 2,500 airports, seaports and tanker truck loading terminals worldwide. With 42 offices strategically located throughout the world, World Fuel Services offers its customers a value-added outsource service for the supply, quality control, logistical support and price risk management of marine, aviation and land fuel.

The Company’s global team of market makers provides deep domain expertise in all aspects of marine, aviation and land fuel management. World Fuel Services’ marine customers include international container and tanker fleets and time-charter operators, as well as the United States and foreign governments. Aviation customers include commercial airlines, cargo carriers and corporate clientele, as well as the United States and foreign governments. Land customers are primarily petroleum distributors. For more information, call (305) 428-8000 or visit http://www.wfscorp.com.

Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the management of growth, fluctuations in world oil prices or foreign currency, major changes in political, economic, regulatory, or environmental conditions, the loss of key customers, suppliers or key members of senior management, uninsured losses, competition, credit risk associated with accounts and notes receivable, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

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